Exhibit 23.4
February 15, 2023

CONSENT OF QUALIFIED PERSON

RESPEC, in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consents to:

•the public filing by the Company and use of the Technical Report Summaries prepared by RESPEC on certain bromine reserves and resources controlled by Albemarle Corporation (the “Technical Report Summaries”), with an effective date of December 31, 2022 and dated February 15, 2023, that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K;

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statements on Form S-8 (Nos. 333-150694, 333-166828, 333-188599 and 333-223167) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC is responsible for authoring, and this consent pertains to, the Technical Report Summaries. RESPEC certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

RESPEC

By: /s/ Edmundo J. Laporte

Name: Edmundo J. Laporte
Title: Director of International Business Division / Principal Consultant